                           ARTICLES OF INCORPORATION
                                      OF
                 HUNTSMAN CONTAINER CORPORATION INTERNATIONAL

                  We, the undersigned natural persons over the age of eighteen
(18) years, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

                                   ARTICLE I

                                     NAME

         The name of the corporation is:

         Huntsman Container Corporation International.

                                  ARTICLE II

                                   DURATION

                  The corporation shall exist perpetually or until dissolved according to law.

                                  ARTICLE III

                              PURPOSES AND POWERS

                  Section 3.01.  Purposes.  The purposes for
which the corporation is organized are:

                           (a) To engage in and carry on in all of its
                  branches the business of developing, manufacturing, distilling, producing, treating, preparing, analyzing, compounding, refining, marketing, selling, distributing, importing, exporting, exploiting, mining, using, and otherwise dealing in and with industrial and other chemicals, chemical materials, compounds, preparations, substances, and products, including, without limitation, polystyrene, expandable and expanded polystyrene, styrene monomer, propane, propylene, polypropylene, petroleum derivatives, and chemicals and products of every kind, and also derivatives, materials, products, substances, and combinations produced or manufactured therefrom, including, without limitation, polystyrene containers and foam packaging products and any other solids, liquids, or gases of any kind; and to investigate, form, operate, manage, invest in, affiliate with, or otherwise participate in limited liability companies, partnerships, joint ventures, and other business enterprises which have been or will be engaged in or carrying on such business.

                           (b) To purchase, acquire, own, hold, lease,
                  operate, mortgage, encumber, sell, and dispose of any and all kinds and character of real, personal, and mixed property (the foregoing particular enumeration in no sense being used by way of exclusion or limitation) and while the owner thereof, to exercise all the rights, powers, and privileges of ownership, including, in the case of stocks and shares, the right to vote thereon.

                           (c) To enter into, make, and perform contracts of
                  every kind and description, to borrow and lend money, with or without security, and to endorse or otherwise guarantee the obligations of others.

                           (d) To act as principal, agent, or broker for
                  others and receive compensation for all services which it may render in the performance of the duties of an agency character.

                           (e) To purchase, hold, sell, and transfer the Shares of its own capital stock.

                           (f) To engage in the general business of investing,
                  on behalf of itself and others, any part of its capital and such additional funds as it may obtain, or any interest thereon, either as tenant in common or otherwise, and to sell or otherwise dispose of the same, or any part thereof, or any interest therein.

                           (g) To conduct researches, investigations, and
                  examinations of businesses and enterprises of every kind and description.

                           (h) To engage in any and all other lawful purposes,
                  activities, and pursuits presently or hereafter allowed by law, whether similar or dissimilar to the foregoing.

                  Section 3.02. Powers. The corporation shall have all powers allowed by law, including without limitation those powers described in Sections 16-10-4 and 16-10-5 of the Utah Code Annotated (1953), as amended and supplemented. The purposes stated herein shall be construed as powers as well as purposes, and the matters expressed in any clause shall not be limited by reference to or inference from the terms of any other, but shall be regarded as independent purposes and powers; and the enumeration of specific purposes and powers shall not be construed to limit or restrict the meaning of general terms of the general powers; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

                                  ARTICLE IV

                                CAPITALIZATION

                  The aggregate number of shares which the corporation shall have authority to issue is fifty thousand (50,000) shares of common stock having a par value of One Dollar ($1.00) per share. All voting rights of the corporation shall be exercised by the holders of the common stock, with each share of common stock being entitled to one (1) vote. All shares of common stock shall have equal rights in the event of dissolution or final liquidation. All shares of the common stock shall be fully paid and nonassessable.

                                   ARTICLE V

                                PAID-IN-CAPITAL

                  The corporation will not commence business until consideration of the value of at least One Thousand Dollars ($1,000.00) has been received for the issuance of shares of the common stock.

                                  ARTICLE VI

                                    BYLAWS

                  Provisions for the regulation of the internal affairs of the corporation shall be set forth in the Bylaws.

                                  ARTICLE VII

                               PREEMPTIVE RIGHTS

                  No holder of the shares of the capital stock of any class of the corporation shall have any preemptive or preferential rights of subscription to any shares of any class of stock of the corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the corporation, issued or sold. The term "convertible obligations," as used herein, shall include any notes, bonds, or other evidences of indebtedness to which are attached or with which are issued warrants or other rights to purchase stock of the corporation.

                                 ARTICLE VIII

                          REGISTERED OFFICE AND AGENT

                  The address of the initial registered office of the corporation is 2000 Eagle Gate Tower, 60 East South Temple, Salt Lake City, Utah 84111, and the name of its initial registered agent at such address is Brent D Ward.

                                  ARTICLE IX

                                   DIRECTORS

                  The number of Directors which shall constitute the Board of Directors of the corporation shall be prescribed by the Bylaws, but shall not be less than three (3), unless the number of shareholders is less than three
(3), in which case the number of Directors may be the same as the number of shareholders. The number of Directors constituting the initial Board of Directors of the corporation shall be three (3), and the names and addresses of the persons who are to serve as Directors until the first meeting of the shareholders or until their successors are elected and shall qualify are as follows:

-----------------------------------------------------------------------------

       NAME                                                ADDRESS
-----------------------------------------------------------------------------

Jon M. Huntsman                                   2000 Eagle Gate Tower
                                                  60 East South Temple
                                                  Salt Lake City, Utah  84111

Ronald A. Rasband                                 2000 Eagle Gate Tower
                                                  60 East South Temple
                                                  Salt Lake City, Utah  84111

Michael C. Eades                                  2000 Eagle Gate Tower
                                                  60 East South Temple
                                                  Salt Lake City, Utah  84111
-----------------------------------------------------------------------------

                                   ARTICLE X

                       LIMITATION OF DIRECTOR LIABILITY


                  No Director of the corporation shall have any personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty; provided, however, that to the extent required by applicable Utah law, this provision shall not be deemed to eliminate or limit the liability of a Director: (a) For any breach of the Director's duty of loyalty to the corporation or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for actions under Section 16- 10-44 of the Utah Code Annotated
(1953), as amended or supplemented; or (d) for any transaction from which the Director derived an improper personal benefit.

                                  ARTICLE XI

                                 INCORPORATORS

                  The names and addresses of the incorporators are as follows:

-----------------------------------------------------------------------

       NAME                                          ADDRESS
-----------------------------------------------------------------------

Ronald A. Rasband                           2000 Eagle Gate Tower
                                            60 East South Temple
                                            Salt Lake City, Utah  84111

Brent D. Ward                               2000 Eagle Gate Tower
                                            60 East South Temple
                                            Salt Lake City, Utah  84111

Michael C. Eades                            2000 Eagle Gate Tower
                                            60 East South Temple
                                            Salt Lake City, Utah  84111
-----------------------------------------------------------------------

                  Ronald A. Rasband, Brent D. Ward and Michael C. Eades hereby acknowledge and affirm, under penalties of perjury, to the below named notary public that (i) they appeared before such notary public, (ii) they executed these Articles of Incorporation before such notary public, and (iii) the statements contained in these Articles of Incorporation are true and correct in all respects.

                  DATED this 16th day of October, 1989.



                                              -------------------------
                                              Ronald A. Rasband



                                              -------------------------
                                              Brent D. Ward



                                              -------------------------
                                              Michael C. Eades

STATE OF UTAH         )
                      : ss.
COUNTY OF SALT LAKE   )

                  The foregoing Articles of Incorporation were subscribed, sworn to, and acknowledged before me this 16th day of October, 1989, by Ronald
A. Rasband, Brent D.
Ward and Michael C. Eades.


                                    -----------------------------
                                    NOTARY PUBLIC
                                    Residing at:
                                                -----------------

My Commission Expires:

---------------------


                        REGISTERED AGENT ACKNOWLEDGMENT

                  The undersigned, Brent D. Ward, hereby acknowledges that he has been named as registered agent of Huntsman Container Corporation International, a Utah corporation to be formed pursuant to Articles of Incorporation to which this Registered Agent Acknowledgement is attached, and hereby agrees to act as registered agent of said corporation.


                                   -----------------------------
                                   Brent D. Ward

STATE OF UTAH         )
                      : ss.
COUNTY OF SALT LAKE   )

                  The foregoing Registered Agent Acknowledgment was acknowledged before me this 16th day of October 1989, by Brent D. Ward.



                                     -----------------------------
                                     NOTARY PUBLIC
                                     Residing at:
                                                  ----------------


My Commission Expires:

----------------------

                                    CONSENT


                  The undersigned, Huntsman Corporation, a Utah corporation, hereby consents to the use of the name "Huntsman Container Corporation International" by a Utah corporation to be formed under such name, with the incorporators thereof being Ronald A. Rasband, Brent D. Ward and Michael C. Eades.

                  DATED this 13th day of October, 1989.

                                              HUNTSMAN CORPORATION, a Utah
                                              corporation



                                              By:
                                                 ---------------------------

                                              Its:
                                                 ---------------------------

                              ARTICLES OF MERGER
                                      OF
                 HUNTSMAN PACKAGING INTERNATIONAL CORPORATION
                                     INTO
                 HUNTSMAN CONTAINER CORPORATION INTERNATIONAL

                          Effective December 31, 1996

                  In accordance with Sections 16-10a-1104 and 16-10a-1105 of the Utah Revised Business Corporation Act (the "URBCA"), Huntsman Container Corporation International, a Utah corporation ("HCCI"), hereby declares and certifies as follows:

                                  ARTICLE ONE

                                Plan of Merger

                  The Plan of Merger, dated December 20, 1996 (the "Plan of Merger"), with respect to the merger of Huntsman Packaging International Corporation, a Utah corporation ("HPIC"), into HCCI is attached hereto as Exhibit A and is incorporated herein by this reference.

                                  ARTICLE TWO

                             Shareholder Approval

                  Pursuant to Section 16-10a-1104(3) of the URBCA, the shareholder of HPIC was required to approve the Plan of Merger (the shareholder of HCCI was not required to approve the Plan of Merger). No shareholders were entitled to vote separately in voting groups. The designation, number of outstanding shares, number of votes entitled to be cast, and the total number of votes cast for and against the Plan of Merger were as follows:

===========================================================================
Corporation and    Outstanding    Votes entitled     For      Against
  Designation         Shares        to be cast
---------------------------------------------------------------------------
     HPIC             1,000           1,000         1,000        0
 Common Stock
===========================================================================


The number of votes cast for the Plan of Merger was sufficient for approval.

                                 ARTICLE THREE

                                Share Ownership

                  The merger of HPIC with and into HCCI (the "Merger") is being effected pursuant to Section 16-10a- 1104 of the URBCA. Immediately prior to the Merger, HPIC (the parent corporation) owned all of the outstanding shares of each class of stock of HCCI (the subsidiary corporation).

                                 ARTICLE FOUR

                                Effective Date

                  The effective date of the Merger is December 31, 1996, and the effective date complies with Section 16-10a-1104(5) of the URBCA.

                  IN WITNESS WHEREOF, HCCI hereby certifies to the truth of the facts stated herein and executes and delivers these Articles of Merger this 20th day of December, 1996.

                                    Huntsman Container Corporation
                                    International, a Utah corporation



                                    ------------------------------------
                                    Richard P. Durham
                                    President

ATTEST:


-------------------
Robert B. Lence
Secretary

                                MAILING ADDRESS

                  If, upon completion of filing of the above Articles of Merger, the Division elects to send a copy of the Articles of Merger to HCCI by mail, the address to which the copy should be mailed is:

                               Huntsman Container Corporation International
                                             500 Huntsman Way
                                        Salt Lake City, Utah 84108
                                        Attention: Robert B. Lence

                                   Exhibit A

                                PLAN OF MERGER

            (MERGER OF HUNTSMAN PACKAGING INTERNATIONAL CORPORATION
              INTO HUNTSMAN CONTAINER CORPORATION INTERNATIONAL)

                               DECEMBER 20, 1996

                  The Board of Directors of Huntsman Packaging International Corporation ("HPIC") has determined that HPIC should merge into its wholly-owned subsidiary, Huntsman Container Corporation International, a Utah corporation ("HCCI"), (the "Merger") in accordance with the applicable provisions of the Utah Revised Business Corporation Act (the "URBCA") and the Internal Revenue Code (the "Code").

                                   I. Merger

                  1.1 Names and States of Incorporation. The name and state of incorporation of each of the constituent corporations is as follows:

                           (a) Huntsman Container Corporation International, a
                  Utah corporation, and

                           (b) Huntsman Packaging International Corporation, a
                  Utah corporation.

                  1.2 Effective Time. In accordance with the URBCA, the Merger shall be effective on December 31, 1996 s specified in the Articles of Merger (the "Effective Time").

                  1.3 Merger. At the Effective Time, the following shall occur:

                           (a) HPIC shall be merged with and into HCCI, and
                  the separate existence of HPIC shall cease.

                           (b) HCCI shall be the surviving corporation and
                  shall continue its corporate existence in accordance with the laws of the State of Utah and under the name "Huntsman Container Corporation International."

                           (c) The Merger shall have the effects set forth in
                  Section 16-10a-1106 of the URBCA.

                           (d) All of the assets and liabilities of HPIC
                  (collectively, the "Assets and Liabilities") shall become assets and liabilities of HCCI.

                  1.4 Articles of Incorporation. The Articles of Incorporation of HCCI shall continue to be the Articles of Incorporation of HCCI after the Effective Time, until amended or repealed in accordance with the URBCA.

                  1.5 Bylaws. The Bylaws of HCCI shall continue to be the Bylaws of HCCI after the Effective Time, until amended or repealed in a manner provided by such Bylaws and the URBCA.

                  1.6 Directors. The directors of HCCI immediately prior to the Effective Time shall continue to serve as the directors of HCCI for the term specified in the Bylaws of HCCI.

                  1.7 Officers. The officers of HCCI immediately prior to the Effective Time shall continue to be officers of HCCI until otherwise provided in accordance with the Bylaws of HCCI.

                  II. Shares of the Constituent Corporations

                  2.1 HPIC Stock. As of the date of this plan, (a) HPIC has an authorized capital structure consisting of Fifty Thousand (50,000) shares of Common Stock ("HPIC Common Stock"), and (b) One Thousand (1,000) shares of HPIC Common Stock are issued and outstanding (all of the issued and outstanding shares of HPIC Common Stock are owned by Huntsman Film Products Corporation ("Film Products")).

                  2.2 HCCI Stock. As of the date of this plan, (a) HCCI has an authorized capital structure of Fifty Thousand (50,000) shares of Common Stock ("HCCI Common Stock"), and (b) One Thousand (1,000) shares of HCCI Common Stock are issued and outstanding (all of the issued and outstanding shares of HCCI Common Stock are owned by HPIC).

                  2.3 Conversion of Outstanding Shares. As of the Effective Time, by virtue of the Merger and without any further action, the following shall occur:

                           (a) Each issued and outstanding share of HCCI
                  Common Stock shall be canceled (such that the One Thousand (1,000) issued and outstanding shares of HCCI Common Stock owned HPIC shall be canceled).

                           (b) Each issued and outstanding share of HPIC
                  Common Stock shall be converted into one (1) share of HCCI Common Stock (such that the One Thousand (1,000) issued and outstanding shares of HPIC Common Stock owned by Film Products shall be converted into One Thousand (1,000) shares of HCCI Common Stock which shall be owned by Film Products).

                  2.4 Certificates. As of the Effective Time, each certificate nominally representing shares of HPIC Common Stock, for all purposes, shall be deemed to evidence the number of shares of HCCI Common Stock determined in accordance with Section 2.3 above.

                  2.5 Exchange of Certificates. On or after the Effective Time, all certificates nominally representing shares of HPIC Common Stock shall be surrendered to HCCI for cancellation, and, as soon as reasonably practicable after such cancellation, HCCI shall issue certificates for shares of HCCI Common Stock in accordance with Section 2.3 above.

                  2.6 Options, Warrants or Other Rights. At the Effective Time, any options, warrants or other rights to purchase shares of HPIC, without any further action, shall be terminated.

                  2.7 Accounting Records. As of the Effective Time, the Assets and Liabilities shall be recorded in the accounting records of HCCI at the amounts at which they shall be carried at that time in the accounting records of HPIC, subject to such changes, adjustments or eliminations as may be made in accordance with generally accepted accounting principles.

                  2.8 Issuance of Shares. Between the date of this plan and the Effective Time, HPIC shall not issue or cause to be issued any additional shares of stock.

                  2.9 Tax Matters. HPIC and HCCI intend that the transactions contemplated by this plan shall constitute a tax-free reorganization pursuant to Section 368(a)(1)(A) of the Code. Therefore, all of the terms and provisions of this plan shall be interpreted so that such terms and provisions are in accordance with Section 368(a)(1)(A) of the Code.